Exhibit 21.1


                       SUBSIDIARIES OF AMEREN CORPORATION
                              AT DECEMBER 31, 2002

                                                           State or Jurisdiction
Name                                                         of Incorporation
----                                                       ---------------------

Ameren Corporation                                                Missouri

    Ameren Development Company                                    Missouri
        Ameren Energy Communications, Inc.                        Missouri
        Ameren ERC, Inc.                                          Missouri
            Missouri Central Railroad Company                     Delaware

    Ameren Energy, Inc.                                           Missouri
    Ameren Energy Resources Company                               Illinois
        Ameren Energy Development Company                         Illinois
            Ameren Energy Generating Company                      Illinois
        Ameren Energy Fuels and Services Company                  Illinois
        Ameren Energy Marketing Company                           Illinois
        Illinois Materials Supply Co.                             Illinois
    Ameren Services Company                                       Missouri

    Central Illinois Public Service Company (CIPS)                Illinois
            CIPS Energy Inc.                                      Illinois

    CIPSCO Investment Company                                     Illinois
        CIPSCO Securities Company                                 Illinois
        CIPSCO Leasing Company                                    Illinois
            CLC Aircraft Leasing Company                          Illinois
            CLC Leasing Company A                                 Illinois
        CIPSCO Energy Company                                     Illinois
        CIPSCO Venture Company                                    Illinois

    Union Electric Company (UE)                                   Missouri
        Union Electric Development Corporation                    Missouri

    Electric Energy, Inc.<F1>                                     Illinois






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<F1>   Ameren owns 60% of the common stock.